UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) December 2, 2004
                                                         ----------------


                              BOWATER INCORPORATED
             (Exact name of registrant as specified in its charter)


     Delaware                        1-8712                    62-0721803
(State or other jurisdiction        (Commission               (IRS Employer
of incorporation)                   File Number)             Identification No.)


                             55 East Camperdown Way
                                  P.O. Box 1028
                        Greenville, South Carolina 29602
               (Address of principal executive offices) (Zip Code)

                                 (864) 271-7733
              (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report):  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the
    Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure  of  Directors  or  Principal  Officers;  Election of
Directors; Appointment of Principal Officers

         (c) On December 2, 2004, Bowater Incorporated issued a press release announcing management changes, a copy of which is attached hereto as Exhibit 99.1.

             (3) William G. Harvey currently has an Employment Agreement dated as of August 1, 1998, with Bowater, which is incorporated by reference to
Exhibit 10.3 to the September 1998 10-Q. The agreement will terminate upon 30 days written notice by either party, upon Mr. Harvey's retirement or inability to perform his duties, or for at least three years following a change in control. The agreement provides for an annual base salary and participation in Bowater's benefit plans. If involuntarily terminated, Mr. Harvey shall be entitled to severance pay equal to 12 months base salary plus a pro-rated bonus payment.

                Mr. Harvey currently is also a party to a change in control agreement with Bowater (a "CIC Agreement"), which is incorporated by reference to Exhibit 10.3 to the September 1998 10-Q. A description of the terms of the CIC Agreement can be found on page 21 of Bowater's 2004 Proxy Statement dated March 22, 2004, which description is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            BOWATER INCOPORATED
                                            (Registrant)


Date:  December 7, 2004                     By:   /s/ David G. Maffucci
                                                  ------------------------
                                            Name:  David G. Maffucci
                                            Title: Executive Vice President
                                                   and Chief Financial Officer


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                                    EXHIBITS

         99.1  Press release issued by Bowater Incorporated on December 2, 2004



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